EXHIBIT 10.28


Summary of Loan Agreement signed by and between the Company and the Agricultural Bank on June 2nd, 2005 ("Loan Agreement 7"):

     o    Contract number: Shenzhen Longgang Nong Jie Zi NO.81101200500000680.

     o    Loan Principal: RMB 15 million;

     o Loan term: one year starting from the date loan is actually provided to the Company.

     o    Interest rate: fixed rate of 5.22%;

          Penalty interest rate for delayed repayment: 5.22% plus 50% *5.22%;

          Penalty interest rate for embezzlement of loan proceeds: 5.22% * 2;

     o Purpose of the loan is to provide working capital for the Company to buy raw material;

     o    Advanced repayment of loan needs to be approved by the Lender;

     o Breach of contract penalties: suspension of loan unprovided, demand prepayment of loan principal and interest before maturity; imposition of punitive interest; compensation for the Lender's expenses incurred due to the Company's breach of contract such as lawyer's fee, travel cost in case of litigation, etc.